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                         VAN KAMPEN HIGH INCOME TRUST II
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JANUARY 1, 2009 -- JUNE 30, 2009

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
                                                                 Amount of    % of
                                      Offering       Total         Shares   Offering   % of Funds
   Security      Purchase/   Size of  Price of     Amount of     Purchased  Purchased     Total
   Purchased    Trade Date  Offering   Shares      Offering       By Fund    By Fund     Assets          Brokers      Purchased From
--------------  ----------  --------  --------  --------------  ----------  ---------  ----------  -----------------  --------------
 Arcelormittal   05/13/09       -      $97.52   $1,500,000,000  $  430,000    0.029%      0.52%    Goldman Sachs      Citigroup
    9.850%                                                                                         International,
 due 6/01/2019                                                                                     CALYON, Societe
                                                                                                   Generale, Morgan
                                                                                                   Stanley & Co.
                                                                                                   Incorporated, BNP
                                                                                                   PARIBAS, ABN AMRO
                                                                                                   Bank N.V., London
                                                                                                   Branch, HSBC Bank
                                                                                                   plc, Citigroup
                                                                                                   Global Markets
                                                                                                   Limited, J.P.
                                                                                                   Morgan Securities
                                                                                                   Ltd.

  MGM Mirage     05/14/09       -      $97.18   $  650,000,000  $1,310,000    0.202%      1.59%    Banc of America    Banc of
    10.375%                                                                                        Securities LLC,    America
 due 5/15/2014                                                                                     Morgan Stanley &
                                                                                                   Co. Incorporated,
                                                                                                   BNP Paribas RBS
                                                                                                   Greenwich
                                                                                                   Capital, Daiwa
                                                                                                   Securities
                                                                                                   America Inc.,
                                                                                                   Scotia Capital,
                                                                                                   Deutsche Bank
                                                                                                   Securities, UBS
                                                                                                   Investment Bank,
                                                                                                   Commerzbank
                                                                                                   Corporates &
                                                                                                   Markets,
                                                                                                   Citigroup Global
                                                                                                   Markets Inc.,
                                                                                                   Barclays Capital
                                                                                                   Inc.
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
    Harrahs      05/27/09       -      $96.22   $1,375,000,000  $  585,000    0.043%      0.70%    Banc of America    Banc of
   Operating                                                                                       Securities LLC,    America
 Escrow 11.25%                                                                                     Citigroup Global
 due 6/1/2017                                                                                      Markets Inc.,
                                                                                                   J.P. Morgan
                                                                                                   Securities,
                                                                                                   Credit Suisse,
                                                                                                   Deutsche Bank
                                                                                                   Securities,
                                                                                                   Goldman, Sachs &
                                                                                                   Co., Morgan
                                                                                                   Stanley & Co.
                                                                                                   Incorporated
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